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                                                                EXHIBIT 10.34

                           ROWECOM CORPORATE GUARANTY

         This Corporate Guaranty (this "Guaranty") is executed and delivered as of December 14, 1999, by RoweCom Inc., a Delaware corporation ("Guarantor"), to American National Bank and Trust Company of Chicago, a national banking association (the "Bank").

1.       BACKGROUND.

         A. Contemporaneously herewith, The Turner Subscription Agency, Incorporated, a Delaware corporation ("Turner"), McGregor Subscription Service, Inc., an Illinois corporation ("McGregor"), and The Faxon Company, Inc., a Massachusetts corporation ("Faxon") (Turner, McGregor and Faxon are collectively the "Borrower"), desire the Bank to provide certain extensions of credit, loans or other financial accommodations to Borrower (the "Financial Accommodations") pursuant to the following documents (collectively the "Loan Documents"): that certain Loan and Security Agreement of even date herewith by and between the Bank and Borrower (as amended, renewed or restated from time to time, the "Loan Agreement"), and the other agreements, documents and instruments referenced in or executed and delivered pursuant to the Loan Agreement, including, without limitation, that certain Revolving Note of even date herewith executed and delivered by Borrower to the Bank in a maximum aggregate principal amount not to exceed Thirty-Five Million and no/100 Dollars ($35,000,000.00).

         B. The Bank is willing to provide the Financial Accommodations to Borrower, provided, among other things, Guarantor executes and delivers this Guaranty to the Bank.

         C. Guarantor acknowledges and agrees that (i) Guarantor owns one hundred percent (100%) of the issued and outstanding capital stock of Dawson, Inc., which owns one hundred percent of the issued and outstanding capital stock of each Borrower, and Guarantor is, thus, benefitted by the Financial Accommodations made by the Bank to Borrower, (ii) Guarantor's execution and delivery of this Guaranty is a material inducement to the Bank providing the Financial Accommodations to Borrower, and (iii) without this Guaranty, the Bank would not have provided the Financial Accommodations to Borrower.

         D. In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged by Guarantor, Guarantor hereby covenants unto and agrees with the Bank as set forth in this Guaranty.

2.       DEFINITIONS.

         A. "BORROWER'S LIABILITIES" shall mean, individually and collectively, all debts, liabilities, covenants, duties, obligations and agreements of any kind, nature or description whatsoever of each Borrower to and with the Bank heretofore, now or hereafter made, incurred, evidenced or created, whether voluntary or involuntary, and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, insured or uninsured or foreseeable or unforeseeable, whether pursuant to the Loan Documents or otherwise.

         B. "COVENANTS" shall mean all now existing and hereafter arising covenants, duties, obligations and agreements of each Borrower to and with the Bank, whether pursuant to the Loan Documents or otherwise.

         C. "EVENT OF DEFAULT" shall mean the occurrence of any one of the following events: (i) Guarantor fails or neglects to perform, keep or observe any term, provision, condition, warranty, representation or covenant contained in this Guaranty or any other agreement, document or instrument executed and delivered by Guarantor to the Bank; (ii) any of Guarantor's assets are seized, attached, subjected to a writ or distress warrant, or are levied

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upon, if such seizure, attachment, writ or distress warrant could have a material adverse effect on Guarantor's business, assets or financial condition as determined by the Bank in its reasonable discretion, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (iii) Guarantor shall make an assignment for the benefit of creditors, or an application is made by or against Guarantor for the appointment of a receiver, trustee, custodian or conservator for Guarantor or any of Guarantor's assets; (iv) a petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed by Guarantor; (v) a petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed against Guarantor and such petition is granted or is not dismissed within thirty (30) days after the filing thereof; (vi) Guarantor is enjoined, restrained or in any way prevented by court order from conducting any part of Guarantor's business;
(vii) a lawsuit or other proceeding is filed by or against Guarantor to liquidate any of Guarantor's assets and such lawsuit or other proceeding could have a material adverse effect on Guarantor's business, assets or financial condition as determined by the Bank in its reasonable discretion; (viii) one or more notices of a lien, levy or assessment are filed of record for past due Indebtedness which individually or in the aggregate is in excess of Fifty Thousand and no/100 Dollars ($50,000.00) with respect to any of Guarantor's assets by the United States of America or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental department, agency or instrumentality; (ix) Guarantor defaults in the payment of any of its other obligations or liabilities which individually or in the aggregate are in excess of $1,000,000.00 and such default is not cured within the time, if any, specified therefor; (x) the dissolution of Guarantor; or (xi) an "Event of Default" (as defined in the Loan Agreement) occurs under the Loan Documents.

         D. "GUARANTOR'S LIABILITIES" shall mean all of Guarantor's now existing or hereafter arising debts, liabilities, covenants, duties, obligations and agreements to and with the Bank, whether pursuant to this Guaranty or otherwise.

3.       GUARANTY.

         A. Guarantor hereby (i) unconditionally guaranties the full and timely payment of Borrower's Liabilities when due or declared due, whether by acceleration, maturity or otherwise; (ii) unconditionally guaranties the full and timely performance of the Covenants; (iii) agrees to pay all costs, expenses and fees, including, but not limited to, attorneys' fees, incurred by the Bank in connection with this Guaranty, Borrower's Liabilities or any collateral or security securing Borrower's Liabilities; and (iv) agrees to pay to the Bank the amount of any payments made to the Bank in full or partial satisfaction of Borrower's Liabilities, and which are subsequently invalidated, declared to be preferential or fraudulent, set aside or required to be repaid by the Bank to Borrower, its estate, a trustee, a receiver or any other party under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation.

         B. This Guaranty and the full and timely performance of the Covenants and the full and timely payment of Borrower's Liabilities by Guarantor pursuant to this Guaranty shall be a continuing, absolute and unconditional guaranty of payment and not of collection, irrespective of (i) the validity or enforceability of any instrument, agreement or document evidencing all or any part of Borrower's Liabilities; (ii) the absence of any attempt to collect or enforce Borrower's Liabilities from or against Borrower or other action to enforce the full and timely performance of the Covenants and the full and timely payment of Borrower's Liabilities, and the absence of any such attempt shall in no way preclude or be a condition precedent to proceeding against Guarantor;
(iii) any waiver or consent by the Bank with respect to any term or provision of any instrument, agreement or document executed and delivered by Borrower or Guarantor to the Bank; (iv) the Bank obtaining any additional guaranties or any collateral to secure Borrower's Liabilities from Guarantor or any other person or entity; (v) any failure by the Bank to take any steps to preserve its rights to any security or collateral securing Borrower's Liabilities or the Covenants or to utilize any of its remedies, which failure shall in no way preclude or be a condition precedent to the Bank proceeding against Guarantor; (vi) the existence or extent of collateral or security pledged, assigned,


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hypothecated or granted by Guarantor to secure Borrower's Liabilities,
Guarantor's Liabilities or the Covenants; or (vii) any other fact, event, act, omission or circumstance which might otherwise constitute a legal or equitable discharge of liability or performance by a guarantor.

         C. The Bank shall not be required or obligated to (i) take any action to collect from, or to file any claim of any kind against, Borrower, any other guarantor, or any other person or entity liable, jointly or severally, for the full and timely performance of any of the Covenants or the full and timely payment of any of Borrower's Liabilities, prior to pursuing any rights or remedies the Bank may have against Guarantor; (ii) take any steps to protect, enforce, take possession of, perfect any interest in, foreclose or realize on any collateral or security, if any, securing the Covenants or Borrower's Liabilities; or (iii) in any other respect, exercise any diligence whatsoever in enforcing, collecting or attempting to collect any of Borrower's Liabilities by any means.

4.       WAIVERS.

         A. Guarantor unconditionally and irrevocably waives each and every defense which would otherwise impair, restrict, diminish or affect any of Guarantor's Liabilities. Without limiting the foregoing, the Bank shall have the exclusive right from time to time without impairing, restricting, diminishing or affecting any of Guarantor's Liabilities, and without notice of any kind to Guarantor, to (i) provide additional financial accommodations to Borrower; (ii) renew, extend, accelerate, modify or otherwise change the terms of any of the Covenants or any of Borrower's Liabilities, or any instrument, agreement or document between the Bank and Borrower; (iii) accept partial payments on Borrower's Liabilities; (iv) take and hold collateral or security to secure the Covenants or Borrower's Liabilities, or take any other guaranty to secure the Covenants and Borrower's Liabilities; (v) in its sole discretion, apply any such collateral or security, and direct the order or manner of sale thereof, and the application of the proceeds thereof; (vi) release any other guarantor, person or entity guarantying Borrower's Liabilities; and (vii) settle, release, compromise, collect or otherwise liquidate Borrower's Liabilities or exchange, enforce, sell, lease, use, maintain, impair and release any collateral or security therefor in any manner, without affecting or impairing any of Guarantor's Liabilities hereunder. Nothing contained in this Guaranty, except the full and timely performance of the Covenants and the full and timely payment of Borrower's Liabilities to the Bank, shall operate to discharge any of Guarantor's Liabilities.

         B. Guarantor hereby unconditionally waives (i) notice of acceptance of this Guaranty; (ii) notice of any default by Borrower in the full and prompt performance of the Covenants or the full and prompt payment of Borrower's Liabilities; (iii) presentment, notice of dishonor, protest, demand for payment and any other notices of any kind; and (iv) any rights of set-off or counterclaim against the Bank which would otherwise impair the Bank's rights against Guarantors hereunder.

5.       INFORMATION.

         Guarantor assumes full responsibility for keeping informed of (A) the financial condition of Borrower; (B) Borrower's Liabilities; and (C) all other circumstances bearing upon Borrower or the risk of non-payment of Borrower's Liabilities. Guarantor agrees that the Bank shall have no duty or obligation to advise, furnish or supply Guarantor of or with any information known to the Bank, including, but not limited to, Borrower's Liabilities, the financial condition of Borrower, any other circumstances relating to non-payment of Borrower's Liabilities or otherwise. If the Bank, in its sole discretion, provides any advice or information to Guarantor, the Bank shall be under no obligation to investigate the matters contained in such advice or information, or to correct such advice or information if the Bank thereafter knows or should have known that such advice or information is misleading or untrue, in whole or in part, or to update or provide any other advice or information in the future.



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6.       WAIVER OF GUARANTOR'S RIGHTS OF INDEMNIFICATION, SUBROGATION,
         CONTRIBUTION AND REIMBURSEMENT.

         Guarantor acknowledges and agrees that it may have a right of indemnification, subrogation, contribution and reimbursement from Borrower based upon its execution of this Guaranty. Guarantor understands the benefits of having such rights, including, but not limited to, (A) Guarantor's right to reimbursement from Borrower of all monies expended for the payment of Borrower's Liabilities by Guarantor; and (B) Guarantor's subrogation to the rights of the Bank after payment of Borrower's Liabilities. Guarantor knowingly and voluntarily waives, releases and relinquishes its rights of indemnification, subrogation, contribution and reimbursement from Borrower.

7.       REMEDIES UPON AN EVENT OF DEFAULT.

         Upon an Event of Default, Guarantor's Liabilities shall be immediately due and payable by Guarantor, whether or not Borrower's Liabilities are then due and payable or declared due and payable, and the Bank may, in its sole discretion, exercise any of its rights or remedies provided in this Guaranty, at law, in equity or otherwise; provided, however, if Guarantor is not a debtor in any state or federal bankruptcy proceeding, the Bank shall be required to give Guarantor notice of the occurrence of such Event of Default prior to Guarantor's Liabilities becoming immediately due and payable by Guarantor hereunder. All of the Bank's rights and remedies are cumulative and non-exclusive, and the exercise by the Bank of any right or remedy shall not preclude the Bank from subsequently exercising any other right or remedy, in any other respect or at any other time.

8.       TERM OF GUARANTY.

         This Guaranty and Guarantor's Liabilities shall apply to all transactions between Borrower and the Bank. This Guaranty may only be terminated by Guarantor giving notice of such termination to the Bank in accordance with Paragraph 10 hereof. Such notice of termination, however, shall not release or affect any of Guarantor's Liabilities existing as of the effective date of such termination.

9.       SUBORDINATION.

          Guarantor acknowledges and agrees that all indebtedness, obligations or liabilities now and at any time or times hereafter owing by any Borrower to Guarantor are hereby subordinated to the full and timely performance of the Covenants and the full and timely payment of Borrower's Liabilities to the Bank. Guarantor will not accept any payments on the indebtedness, obligations or liabilities of Borrower due and owing to Guarantor until Borrower's Liabilities to the Bank have been fully paid and satisfied. If Guarantor receives any payments on account of such indebtedness, obligations or liabilities from Borrower in violation of this Guaranty, Guarantor shall receive and hold such payments in trust for the benefit of and as the property of the Bank, and shall immediately deliver all such payments to the Bank.

10.      NOTICE.

         Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon confirmed facsimile transmission, upon receipted delivery by overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to Guarantor or the Bank at the following addresses or facsimile numbers or such other address or facsimile number as Guarantor or the Bank specify in like manner; provided, however, that notices of termination of this Guaranty and notices of a change of address or facsimile number shall be effective only upon receipt thereof.


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


  If to Guarantor, then to:                   If to the Bank, then to:

     RoweCom Inc.                                 American National the Bank and Trust
     15 Southwest Park                              Company of Chicago
     Westwood, Massachussets 02090                IL1-1458
     Attention: Dr. Richard Rowe                  120 S. LaSalle Street, 8th Floor
     Facsimile Number: (617) 661-9440             Chicago, Illinois 60603
                                                  Attention: Mr. Dennis Harrison
                                                  Facsimile No.: (312) 661-3530

  with a copy to:                                 with a copy to:

     Bingham Dana LLP                             Fagel & Haber
     150 Federal Street                           140 South Dearborn Street
     Boston, Massachusetts                        Suite 1400
     Attention: Matthew Furlong, Esq.             Chicago, Illinois 60603
     Facsimile No.: (617) 951-8736                Attention: Victor A. Des Laurier, Esq.
                                                  Facsimile No.: (312) 580-2201


11. APPLICATION OF PAYMENTS.

    Guarantor hereby agrees that all payments to the Bank made by or on behalf of Borrower, including, without limitation, payments from Guarantor, may be applied and reapplied, in whole or in part, to any of Borrower's Liabilities or Guarantor's Liabilities as the Bank sees fit in its sole discretion.

12. REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor represents, warrants and covenants unto the Bank that: (A) Guarantor is and at all times hereafter shall be a corporation duly organized and existing and in good standing under the laws of the State of Delaware; (B) Guarantor has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Guaranty; and (C) the execution, delivery and performance by Guarantor of this Guaranty shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in Guarantor's Articles of Incorporation or By-Laws, or contained in any agreement, instrument or document to which Guarantor is now or hereafter a party or by which it is or may become bound.

13. REPORTING. From time to time hereafter, Guarantor covenants to promptly deliver to the Bank, such information, financial or otherwise, as the Bank may reasonable request.

14. CONSTRUCTION.

    A. This Guaranty shall be interpreted, construed and governed by and under the laws of the State of Illinois. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Guaranty is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Guaranty, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.


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    B. The Paragraph headings contained in this Guaranty are solely for the purpose of reference, are not part of the agreement between Guarantor and the Bank, and shall not in any way affect the meaning or interpretation of this Guaranty or any Paragraph. This Guaranty shall be binding on Guarantor and upon the successors of Guarantor, its affiliates, divisions and shareholders, as the case may be, and shall inure to the benefit of the Bank, its successors, assigns, affiliates, divisions, parents and shareholders, and may be assigned by the Bank without notice to Guarantor. This Guaranty may not be assigned by Guarantor.

    C. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. No extension of time for performance of Guarantor's Liabilities or any other obligation or act hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligation or any other act. This Guaranty may not be altered, changed, amended or modified except by an agreement in writing signed by the Bank and Guarantor.

    D. All references to Borrower shall mean Turner, McGregor and Faxon, both individually and collectively, and jointly and severally.

15. CONSENT TO JURISDICTION.

    Guarantor and the Bank irrevocably agree, and hereby consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois, and the United States District Court for the Northern District of Illinois, Eastern Division, with regard to any litigation, actions or proceedings arising from, relating to or in connection with Borrower's Liabilities, the Covenants, Guarantor's Liabilities, this Guaranty or any collateral or security therefor. Guarantor hereby waives any right Guarantor may have to transfer or change the venue of any litigation, actions or proceedings filed in the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, Eastern Division.

16. SERVICE OF PROCESS.

    GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWERS AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

17. WAIVER OF JURY TRIAL.

    GUARANTOR AND THE BANK EACH HEREBY ABSOLUTELY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS GUARANTY, GUARANTOR'S LIABILITIES OR BORROWER'S LIABILITIES, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION THEREWITH OR RELATED THERETO.


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    IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty on the day and year first above written.

                                            ROWECOM, INC.,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------



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